UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 12, 2004

AGL RESOURCES INC.
(Exact name of registrant as specified in its charter)

Georgia	1-14174	58-2210952
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

Ten Peachtree Place NE Atlanta, Georgia 30309
(Address and zip code of principal executive offices)

404-584-4000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

contact:

Financial

Steve Cave
Director, Investor Relations
404 584 3801

Media

Nick Gold
Director, Media Relations
404 584 3457 or 404 275 9501

AGL RESOURCES PROVIDES FISCAL 2005
EARNINGS GUIDANCE OF $2.20 TO $2.30 PER SHARE

ATLANTA--(BUSINESS WIRE)—Nov. 12, 2004— AGL Resources Inc. (NYSE: ATG) today provided guidance for its initial range of earnings per share expectations for 2005 of $2.20 to $2.30 per share. This guidance includes the full year effect of the acquisition of NUI Corporation (NYSE: NUI), which is awaiting one remaining regulatory approval, from the Securities and Exchange Commission. The company anticipates it will receive that approval shortly.

“This is the fifth year of our team’s commitment to provide earnings visibility to Wall Street,” said Paula Rosput Reynolds, chairman, president and chief executive officer of AGL Resources. “The guidance features an earnings estimate for 2005 that is consistent with our goals of sustainable, repeatable performance and solid growth for the value-oriented investor.”

The company also disclosed that its Board of Directors intends to review the company’s dividend policy in the first quarter of 2005.

The 2005 guidance will also be provided at the AGL Resources 2004 Analyst/Investor conference in Atlanta, which is being simultaneously webcast on the “Investor Information” section of the company’s website, www.aglresources.com. A replay of the webcast will be available for 30 days following the analyst meeting.

About AGL Resources
AGL Resources (NYSE: ATG) is an Atlanta-based energy services holding company and was named 2003 Gas Company of the Year by Platts Global Energy Awards. Its utility subsidiaries - Atlanta Gas Light, Virginia Natural Gas and Chattanooga Gas - serve approximately 1.8 million customers in three states. Houston-based subsidiary Sequent Energy Management provides natural gas asset management, producer, storage and hub services. As a member of the SouthStar partnership, AGL Resources markets natural gas to consumers in Georgia under the Georgia Natural Gas brand. AGL Networks, the company's telecommunications subsidiary, owns and operates fiber optic networks in Atlanta and Phoenix. The company also owns and operates Jefferson Island Storage & Hub, a high deliverability natural gas storage facility near the Henry Hub, Louisiana. For more information, visit www.aglresources.com.

Forward-Looking Statements
This press release references a webcast presentation that contains forward-looking statements. Company management cautions readers that the assumptions which form the basis for the forward-looking statements include many factors that are beyond management's ability to control or estimate precisely. Those factors include, but are not limited to, the following: changes in industrial, commercial, and residential growth in the company's service territories and those of the company's subsidiaries; changes in price and demand for natural gas and related products; impact of changes in state and federal legislation and regulation, including various orders of the state public service commissions and the Federal Energy Regulatory Commission, on the gas and electric industries and on the company, including the impact of Atlanta Gas Light's performance based rate plan; effects and uncertainties of deregulation and competition, particularly in markets where prices and providers historically have been regulated, unknown risks related to nonregulated businesses, and unknown issues such as the stability of certificated marketers; impact of Georgia's Natural Gas Consumers' Relief Act of 2002; concentration of credit risk in certificated marketers and the company's wholesale services segment's counterparties; excess network capacity and demand/growth for dark fiber in metro network areas of AGL Networks' customers; AGL Networks' introduction and market acceptance of new technologies and products, as well as the adoption of new networking standards; ability of AGL Networks to produce sufficient capital to fund its business; ability to negotiate new contracts with telecommunications providers for the provision of AGL Networks' dark-fiber services; industry consolidation; performance of equity and bond markets and the impact on pension and postretirement funding costs; changes in accounting policies and practices issued periodically by accounting standard-setting bodies; the enactment of new auditing standards, or interpretations of existing auditing standards, by the Public Company Accounting Oversight Board which could adversely affect our ability to comply with the requirements of Section 404 of the Sarbanes-Oxley Act of 2002; direct or indirect effects on the company's business, financial condition or liquidity resulting from a change in the company's credit ratings or the credit ratings of the company's competitors or counterparties; interest rate fluctuations, financial market conditions, and general economic conditions; uncertainties about environmental issues and the related impact of such issues; impact of changes in weather upon the temperature-sensitive portions of the company's business; impact of litigation; impact of changes in prices on the margins achievable in the unregulated retail gas marketing business; impact of acquisitions and divestitures, including (1) the risk that our business and the businesses of NUI Corporation (NUI) and Jefferson Island Storage & Hub L.L.C. will not be integrated successfully or such integration may be more difficult, time-consuming or costly than expected, (2) expected revenue synergies and cost savings from the acquisitions may not be fully realized or realized within the expected time frame, (3) revenues following the acquisitions may be lower than expected, (4) the ability to obtain governmental approvals of the NUI acquisition, or on the proposed terms and schedule, (5) the risk that AGL Resources may be unable to obtain financing necessary to consummate the acquisition of NUI, or that the terms of such financing may be onerous, and (6) the risk that any financing plan may have the effect of diluting shareholder value in the near term; and other risks described in the company's documents on file with the Securities and Exchange Commission.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGL RESOURCES INC.
(Registrant)
Date: November 12, 2004	/s/ Richard T. O’Brien
Executive Vice President and Chief Financial Officer